UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4700 Von Karman, Suite 110

Newport Beach, California 92660

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2016, Terra Tech Corp. (the “Company”) filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series B Preferred Stock (the “Amendment”) with the Secretary of State of the State of Nevada to provide for mandatory, automatic conversion of all of the shares of the Series B Preferred Stock into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), upon the earlier to occur of (a) the Common Stock being listed by the affirmative action of the Company on any domestic or foreign stock exchange, or (b) (i) the consummation of a fully-underwritten public offering of the Common Stock with net proceeds therefrom to the Company of $15,000,000 or more, or (ii) the first closing of a private placement of securities of the Company with aggregate, scheduled net proceeds therefrom to the Company of $15,000,000 or more, whether in one closing or a series of closings thereunder. A copy of the Amendment is attached to this Current Report on Form 8-K (the “Report”) as Exhibit 3.7.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the provisions of the Amendment filed as Exhibit 3.7 to this Report, which is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.7	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated September 27, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: September 27, 2016	By:	/s/ Derek Peterson
Derek Peterson
President and Chief Executive Officer

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